Exhibit 1.1

Execution Copy

CVS CAREMARK CORPORATION

$550,000,000 4.125% Senior Notes due 2021
$950,000,000 5.750% Senior Notes due 2041

Underwriting Agreement

May 9, 2011

Barclays Capital Inc.
J.P. Morgan Securities LLC
BNY Mellon Capital Markets, LLC
Merrill Lynch, Pierce, Fenner & Smith
Incorporated and
Wells Fargo Securities, LLC

As Representatives of the several Underwriters
named in Schedule I hereto

c/o Barclays Capital Inc.
745 Seventh Avenue
New York, New York  10019

Ladies and Gentlemen:

CVS Caremark Corporation, a Delaware corporation (the “Company”), proposes to issue and sell $550,000,000  aggregate principal amount of its 4.125 % Senior Notes due 2021 (the “2021 Notes”) and $950,000,000 aggregate principal amount of its 5.750 % Senior Notes due 2041 (the “2041 Notes” and, together with the 2021 Notes, the “Notes”) to the several underwriters named on Schedule I hereto (the “Underwriters”), for which Barclays Capital Inc., J.P. Morgan Securities LLC, BNY Mellon Capital Markets, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC are acting as representatives (the “Representatives”).  The Notes will (i) have terms and provisions which are summarized in the Disclosure Package as of the Applicable Time and the Prospectus dated as of the date hereof (each as defined in Section 1(a) hereof) and (ii) be issued pursuant to an Indenture dated as of August 15, 2006 (the “Indenture”) between the Company and The Bank of New York Trust Company, N.A., as Trustee (the “Trustee”).  This agreement (this “Agreement”) is to confirm the agreement concerning the purchase of the Notes from the Company by the Underwriters.

1.           Representations, Warranties and Agreements of the Company.  The Company represents and warrants to, and agrees with, each Underwriter that:

(a)         An “automatic shelf registration statement” (as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)) on Form S-3 in respect of the Notes (File No. 333-165672) (i) has been prepared by the Company in conformity with the requirements of the Securities Act, and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder, (ii) has been filed with the Commission under the Securities Act not earlier than the date that is three years prior to the Closing Date (as defined in Section 3 hereof) and (iii) upon its filing with the Commission, automatically became and is effective under the Securities Act.  Copies of such registration statement and any amendment thereto (excluding exhibits to such registration statement but including all documents incorporated by reference in each prospectus contained therein) have been delivered by the Company to the Representatives; and no other document with respect to such registration statement or any such document incorporated by reference therein has heretofore been filed or transmitted for filing with the Commission.  For purposes of this Agreement, the following terms have the specified meanings:

“Applicable Time” means 5:00 p.m. (New York City time) on the date of this Agreement;

“Base Prospectus” means the base prospectus filed as part of the Registration Statement, in the form in which it has most recently been amended on or prior to the date hereof, relating to the Notes;

“Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus, together with each Issuer Free Writing Prospectus filed or used by the Company on or before the Applicable Time and identified on Schedule II hereto, other than a road show that is an Issuer Free Writing Prospectus under Rule 433 of the Rules and Regulations;

“Effective Date” means any date as of which any part of the Registration Statement or any post-effective amendment thereto relating to the Notes became, or is deemed to have become, effective under the Securities Act in accordance with the Rules and Regulations (including pursuant to Rule 430B of the Rules and Regulations);

“Final Term Sheet” means the term sheet prepared pursuant to Section 4(a) of the Agreement and substantially in the form attached in Schedule III hereto;

“Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) prepared by or on behalf of the Company or used or referred to by the Company in connection with the offering of the Notes, including the Final Term Sheet;

“Preliminary Prospectus” means any preliminary prospectus relating to the Notes, including the Base Prospectus and any preliminary prospectus supplement thereto, included in the Registration Statement or as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and provided to the Representatives for use by the Underwriters;

“Prospectus” means the final prospectus relating to the Notes, including the Base Prospectus and the final prospectus supplement thereto relating to the Notes, as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and provided to the Representatives for use by the Underwriters; and

“Registration Statement” means, collectively, the various parts of the above-referenced registration statement, each as amended as of the Effective Date for such part, including any Preliminary Prospectus and the Prospectus, all exhibits to such registration statement and all documents incorporated by reference therein.

Any reference to the “most recent Preliminary Prospectus” will be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) of the Rules and Regulations prior to or on the date hereof (including, for purposes of this Agreement, any documents incorporated by reference therein prior to or on the date of this Agreement).  Any reference to any Preliminary Prospectus or the Prospectus will be deemed to refer to and include any documents incorporated by reference therein pursuant to Form S-3 under the Securities Act as of the date of such Preliminary Prospectus or the Prospectus, as the case may be.  Any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus will be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and incorporated by reference in such Preliminary Prospectus or the Prospectus, as the case may be; and any reference to any amendment to the Registration Statement will be deemed to include any annual report of the Company on Form 10-K filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Date that is incorporated by reference in the Registration Statement.

(b)         The Commission has not issued any order preventing or suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus; and no proceeding for any such purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been instituted or, to the Company’s knowledge, threatened by the Commission.  The Commission has not issued any order directed to any document incorporated by reference in the most recent Preliminary Prospectus or the Prospectus, and no proceeding has been instituted or, to the Company’s knowledge, threatened by the Commission with respect to any document incorporated by reference in the most recent Preliminary Prospectus or the Prospectus.  The Commission has not notified the Company of any objection to the use of the form of the Registration Statement.

(c)         The Company is a “well-known seasoned issuer” (as defined in Rule 405 of the Rules and Regulations) and has not been, and continues not to be, an “ineligible issuer” (as defined in Rule 405 of the Rules and Regulations), in each case at all times relevant under the Securities Act in connection with the offering of the Notes.

(d)         The Registration Statement conformed on the Effective Date and conforms, and any amendment to the Registration Statement filed after the date hereof will conform, in all material respects, to the requirements of the Securities Act and the Rules and Regulations.  The most recent Preliminary Prospectus conforms on the date hereof, and the Prospectus, and any amendment or supplement thereto, will conform as of its date and as of the Closing Date, in all material respects, to the requirements of the Securities Act and the Rules and Regulations.  The documents incorporated by reference in the most recent Preliminary Prospectus or the Prospectus conformed, and any further documents so incorporated will conform, when filed with the Commission, in all material respects to the requirements of the Exchange Act or the Securities Act, as applicable, and the Rules and Regulations; and no such documents have been filed with the Commission since the close of business of the Commission on the Business Day immediately prior to the date hereof.

(e)         The Registration Statement does not, as of the date hereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein (which information is specified in Section 12 hereof).

(f)         The Disclosure Package did not, as of the Applicable Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that no representation or warranty is made as to information contained in or omitted from the Disclosure Package in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein (which information is specified in Section 12 hereof).

(g)         The Prospectus, and any amendment or supplement thereto, will not, as of its date and on the Closing Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein (which information is specified in Section 12 hereof).

(h)         The documents incorporated by reference in any Preliminary Prospectus or the Prospectus did not, and any further documents incorporated by reference therein will not, when filed with the Commission, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(i)         The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the most recent Preliminary Prospectus and the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or be in good standing would not have a material adverse effect on the financial condition, business, properties, results of operations or affairs of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”).

(j)         Each subsidiary of the Company that is material to the Company and its subsidiaries taken as a whole (collectively, the “Significant Subsidiaries”) is listed on Exhibit A hereto, together with its jurisdiction of organization and the beneficial ownership of the Company therein.  Each Significant Subsidiary has been duly organized and is an existing corporation or limited liability company  in good standing under the laws of the jurisdiction of its formation, with corporate power and authority to own its properties and conduct its business as described in the most recent Preliminary Prospectus and the Prospectus; and each Significant Subsidiary of the Company is duly qualified to do business as a foreign entity in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect; all of the issued and outstanding capital stock or membership interests of each Significant Subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each Significant Subsidiary owned by the Company, directly or through subsidiaries, is owned, except to the extent set forth in Schedule B hereto, free and clear of any mortgage, pledge, lien, security interest, claim, encumbrance or defect of any kind.

(k)         This Agreement has been duly authorized, executed and delivered by the Company.

(l)         The Indenture has been duly authorized by the Company and, assuming due authorization by the Trustee, when duly executed and delivered by the Company and the Trustee, will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors’ rights and remedies generally and by general principles of equity and concepts of reasonableness (regardless of whether enforcement is sought in a proceeding at law or in equity); and the Indenture conforms in all material respects to the description thereof contained in the most recent Preliminary Prospectus and the Prospectus.

(m)         The Notes have been duly authorized by the Company, and when executed, authenticated and delivered and paid for as provided in this Agreement and the Indenture, the Notes will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors’ rights and remedies generally and by general principles of equity and concepts of reasonableness (regardless of whether enforcement is sought in a proceeding at law or in equity); and the Notes conform in all material respects to the description thereof contained in the Disclosure Package and the Prospectus.

(n)         The execution, delivery and performance of the Indenture and this Agreement and the issuance and sale of the Notes will not require the consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court (except such as have been obtained or made and such as may be required under state securities laws).

(o)         The execution, delivery and performance of the Indenture and this Agreement and the issuance and sale of the Notes and compliance with the terms and provisions thereof will not conflict with or result in a breach or violation of any of the terms and provisions of, and do not and will not constitute a default (or an event which with the giving of notice or the lapse of time or both would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any material assets or properties of the Company or any of its subsidiaries under (A) the charter, by-laws or other organizational documents of the Company or any Significant Subsidiary, (B) any statute, any rule, regulation, order or decree of any governmental or regulatory agency or body or any court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their properties, assets or operations, or (C) any indenture, mortgage, loan or credit agreement, note, lease, permit, license or other agreement or instrument to which the Company or any subsidiary is a party or by which the Company or any subsidiary is bound or to which any of the properties, assets or operations of the Company or any subsidiary is subject, except, in the case of clauses (B) and (C), for such breaches or violations which would not have a Material Adverse Effect.

(p)         The Company and its subsidiaries have good and marketable title to all real properties owned by them, in each case free and clear of any mortgage, pledge, lien, security interest, claim or other encumbrance or defect; the Company and its subsidiaries hold any leased real property under valid, subsisting and enforceable leases or subleases with no exceptions that would materially interfere with the use made or to be made thereof by them; neither the Company nor any of its subsidiaries is in material default under any such lease or sublease; and no material claim of any sort has been asserted by anyone adverse to the rights of the Company or any subsidiary under any such lease or sublease or affecting or questioning the right of such entity to the continued possession of the leased or subleased properties under any such lease or sublease, except in each case as would not, individually or in the aggregate, have a Material Adverse Effect.

(q)         Except as described in the most recent Preliminary Prospectus and the Prospectus, the Company and its subsidiaries possess adequate certificates, authorizations, licenses or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them, except as would not have a Material Adverse Effect, and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization, license or permit that, individually or in the aggregate, could have a Material Adverse Effect.

(r)         The Company and each of its subsidiaries have filed all tax returns required to be filed, which returns are complete and correct in all material respects, and neither the Company nor any of its subsidiaries is in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, in each case except as would not, individually or in the aggregate, have a Material Adverse Effect.

(s)         Neither the filing of the Registration Statement, the most recent Preliminary Prospectus or the Prospectus nor the offer or sale of the Notes as contemplated by this Agreement gives rise to any rights, other than those which have been duly waived or satisfied, for or relating to the registration of any securities of the Company.

(t)         Except as described in the most recent Preliminary Prospectus and the Prospectus (A) neither the Company nor any of its Significant Subsidiaries is in violation of its charter or by-laws, (B) neither the Company nor any of its subsidiaries is in violation of any applicable law, ordinance, administrative or governmental rule or regulation, or any order, decree or judgment of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries and (C) no event of default or event that, but for the giving of notice or the lapse of time or both, would constitute an event of default, exists, or as a result of the consummation of the sale of the Notes will exist, under any indenture, mortgage, loan agreement, note, lease, permit, license or other agreement or instrument to which the Company or any of its subsidiaries is a party or to which any of the properties, assets or operations of the Company or any such Subsidiary is subject, except, in the case of clauses (B) and (C), for such violations and defaults that would not have a Material Adverse Effect.

(u)         Except as described in the most recent Preliminary Prospectus and the Prospectus, there are no pending actions, suits or proceedings against or, to the knowledge of the Company, affecting the Company, any of its subsidiaries or any of their respective properties, assets or operations that would have, individually or in the aggregate, a Material Adverse Effect, or could materially and adversely affect the ability of the Company to perform its obligations under this Agreement, the Indenture or any other document governing the sale of the Notes; and no such actions, suits or proceedings are, to the knowledge of the Company, threatened.

(v)         The financial statements, together with the related schedules and notes included or incorporated by reference in the most recent Preliminary Prospectus and the Prospectus, present fairly, in all material respects, the respective financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis, except as disclosed therein.  The other financial and statistical information set forth in the most recent Preliminary Prospectus and the Prospectus present fairly, in all material respects, the information shown therein and have been, except as disclosed therein, compiled on a basis consistent with that of the financial statements included or incorporated by reference in the most recent Preliminary Prospectus and the Prospectus.

(w)         Since the date of the latest audited financial statements of the Company included or incorporated by reference in the Preliminary Prospectus and the Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the financial condition, business, properties or results of operations of the Company and its subsidiaries taken as a whole.

(x)         There is no contract or document required to be described in the Registration Statement, any Preliminary Prospectus or the Prospectus or to be filed as an exhibit to the Registration Statement or to a document incorporated by reference into the Registration Statement, any Preliminary Prospectus or the Prospectus which is not described or filed as required.

(y)         The Company is not and, after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the most recent Preliminary Prospectus and the Prospectus will not be required to register as, an “investment company” as defined in the Investment Company Act of 1940, as amended.

(z)         Each of the Company and its Significant Subsidiaries maintains a system of internal accounting controls over financial reporting.  The Company’s internal controls over financial reporting includes those policies and procedures that pertain to the Company’s ability to record, process, summarize and report a system of internal accounting controls and procedures to provide reasonable assurance, at an appropriate cost/benefit relationship, that the unauthorized acquisition, use or disposition of assets are prevented or timely detected and that transactions are authorized, recorded and reported properly to permit the preparation of financial statements in accordance with generally accepted accounting principles and receipts and expenditures are duly authorized.  The Company’s internal controls over financial reporting were effective and provided such reasonable assurance for the preparation of financial statements as of December 31, 2010 and, to the best of the Company’s knowledge, there have been no changes in the Company’s internal controls over financial reporting subsequent to December 31, 2010.

(aa)         The Company has made the evaluations of the Company’s disclosure controls and procedures required under Rule 13a−15(b) under the Exchange Act and management’s conclusions regarding the effectiveness of such disclosure controls and procedures were included in the Company’s annual report on Form 10−K for the fiscal year ended December 31, 2010.

For purposes of this Section 1, as well as for Section 6 hereof, references to “the most recent Preliminary Prospectus and the Prospectus” or “the Disclosure Package and the Prospectus” are to each of the most recent Preliminary Prospectus or the Disclosure Package, as the case may be, and the Prospectus as separate or stand-alone documentation (and not the most recent Preliminary Prospectus or the Disclosure Package, as the case may be, and the Prospectus taken together), so that representations, warranties, agreements, conditions and legal opinions will be made, given or measured independently in respect of each of the most recent Preliminary Prospectus or the Disclosure Package, as the case may be, and the Prospectus.

2.           Purchase of the Notes by the Underwriters.  Subject to the terms and conditions and upon the basis of the representations and warranties herein set forth, the Company agrees to issue and sell to the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a price equal to 98.034% of the principal amount of the 2021 Notes and 97.454% of the principal amount of the 2041 Notes , plus, in each case, accrued interest, if any, from May 12, 2011 to the Closing Date, the respective principal amount of the Notes set forth opposite such Underwriter’s name in Schedule I hereto.

3.           Delivery of and Payment for the Notes.  Delivery of the Notes will be made at the offices of Dewey & LeBoeuf LLP, 1301 Avenue of the Americas, New York, NY 10019, or at such place or places as mutually may be agreed upon by the Company and the Underwriters, at 9:00 A.M., New York City time, on May 12, 2011 or on such later date not more than seven Business Days after such date as may be determined by the Representatives and the Company (the “Closing Date”).

Delivery of the Notes will be made to the Representatives by or on behalf of the Company against payment of the purchase price therefor by wire transfer of immediately available funds.  Delivery of the Notes will be made through the facilities of The Depository Trust Company unless the Representatives will otherwise instruct.  Delivery of the Notes at the time and place specified in this Agreement is a further condition to the obligations of each Underwriter.

4.           Covenants of the Company.  The Company covenants and agrees with each Underwriter that:

(a)         The Company (i) will prepare the Prospectus in a form approved by the Representatives and file the Prospectus pursuant to Rule 424(b) of the Rules and Regulations within the time period prescribed by such Rule; (ii) will not file any amendment or supplement to the Registration Statement or the Prospectus or file any document under the Exchange Act (except for filings of annual reports on Form 10-K and quarterly reports on Form 10-Q under the Exchange Act) before the termination of the offering of the Notes by the Underwriters if such document would be deemed to be incorporated by reference into the Prospectus, which filing is not consented to by the Representatives after reasonable notice thereof (such consent not to be unreasonably withheld or delayed); (iii) will advise the Representatives, promptly after it receives notice thereof, of the time when any amendment or supplement to the Registration Statement, the most recent Preliminary Prospectus or the Prospectus has been filed and will furnish the Representatives with copies thereof; (iv) will prepare the Final Term Sheet, substantially in the form of Schedule III hereto and approved by the Representatives and file the Final Term Sheet pursuant to Rule 433(d) of the Rules and Regulations within the time period prescribed by such Rule; (v) will advise the Representatives promptly after it receives notice thereof, of the issuance by the Commission or any state or other regulatory body of any stop order or any order suspending the effectiveness of the Registration Statement, suspending or preventing the use of any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus or suspending the qualification of the Notes for offering or sale in any jurisdiction, of the initiation or threatening of any proceedings for any such purpose or pursuant to Section 8A of the Securities Act, of receipt by the Company from the Commission of any notice of objection to the use of the Registration Statement or any post-effective amendment thereto or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information; and (vi) will use its reasonable best efforts to prevent the issuance of any stop order or other such order or any such notice of objection and, if a stop order or other such order is issued or any such notice of objection is received, to obtain as soon as possible the lifting or withdrawal thereof.

(b)         The Company will furnish to each of the Underwriters and to counsel for the Underwriters such number of conformed copies of the Registration Statement, as originally filed and each amendment thereto (excluding exhibits other than this Agreement), any Preliminary Prospectus, the Final Term Sheet and any other Issuer Free Writing Prospectus, the Prospectus and all amendments and supplements to any of such documents (including any document filed under the Exchange Act and deemed to be incorporated by reference in the Registration Statement, any Preliminary Prospectus or the Prospectus), in each case as soon as available and in such quantities as the Representatives may from time to time reasonably request.

(c)         During the period in which the Prospectus relating to the Notes (or in lieu thereof, the notice referred to in Rule 173(a) of the Rules and Regulations) is required to be delivered under the Securities Act, the Company will comply with all requirements imposed upon it by the Securities Act and by the Rules and Regulations, as from time to time in force, so far as is necessary to permit the continuance of sales of or dealings in the Notes as contemplated by the provisions of this Agreement and by the Prospectus.  If during such period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if during such period it is necessary to amend the Registration Statement or amend or supplement the Prospectus or file any document to comply with the Securities Act, the Company will promptly notify the Representatives and will, subject to Section 4(a) hereof, amend the Registration Statement, or amend or supplement the Prospectus, as the case may be, or file any document (in each case, at the expense of the Company) so as to correct such statement or omission or to effect such compliance, and will furnish without charge to each Underwriter as many written and electronic copies of any such amendment or supplement as the Representatives may from time to time reasonably request.  Neither the Representatives’ consent to nor its delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6 of this Agreement.

(d)         As soon as practicable, the Company will make generally available to its security holders and the Underwriters an earnings statement satisfying the requirements of Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations.

(e)         The Company agrees, whether or not this Agreement becomes effective or is terminated or the sale of the Notes to the Underwriters is consummated, to pay all fees, expenses, costs and charges in connection with:  (i) the preparation, printing, filing, registration, delivery and shipping of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus and any amendments or supplements thereto; (ii) the printing, producing, copying and delivering of this Agreement, the Indenture, closing documents (including any compilations thereof) and any other agreements, memoranda, correspondence and other documents printed and delivered in connection with the offering, purchase, sale and delivery of the Notes; (iii) the services of the Company’s independent registered public accounting firm; (iv) the services of the Company’s counsel; (v) the qualification of the Notes under the securities laws of the several jurisdictions as provided in Section 4(i) hereof; (vi) any rating of the Notes by rating agencies; (vii)  the services of the Trustee and any agent of the Trustee (including the fees and disbursements of counsel for the

Trustee); (viii) any “road show” or other investor presentations relating to the offering of the Notes (including, without limitation, for meetings and travel); and (ix) otherwise incident to the performance of its obligations hereunder for which provision is not otherwise made in this Section 4(e).  It is understood, however, that, except as provided in this Section 4(e) or Sections 7 and 9 hereof, the Underwriters will pay all of their own costs and expenses, including the fees and expenses of counsel to the Underwriters and any advertising expenses incurred in connection with the offering of the Notes.  If the sale of the Notes provided for herein is not consummated by reason of acts of the Company or changes in circumstances of the Company pursuant to Section 9 of this Agreement which prevent this Agreement from becoming effective, or by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed or because any other condition of the Underwriters’ obligations hereunder is not fulfilled or if the Underwriters decline to purchase the Notes for any reason permitted under this Agreement (other than by reason of a default by any of the Underwriters pursuant to Section 8 or if the Underwriters terminate this Agreement under Section 9 of this Agreement upon the occurrence of any event specified in clause (iii), (iv), (vi), (vii) or (viii) of Section 6(d)), the Company will reimburse the Underwriters for all reasonable out-of-pocket disbursements (including fees and expenses of counsel to the Underwriters) incurred by the Underwriters in connection with any investigation or preparation made by them in respect of the marketing of the Notes or in contemplation of the performance by them of their obligations hereunder.

(f)         Until termination of the offering of the Notes, the Company will timely file all reports, documents and amendments to previously filed documents required to be filed by it pursuant to Section 12, 13(a), 13(c), 14 or 15(d) of the Exchange Act.

(g)         The Company will apply the net proceeds from the sale of the Notes as set forth in the most recent Preliminary Prospectus and the Prospectus under the caption “Use of Proceeds.”

(h)         The Company will pay the required Commission filing fees relating to the Notes within the time period required by Rule 456(b)(1) of the Rules and Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Rules and Regulations.

(i)         The Company will use reasonable best efforts to arrange for the qualification of the Notes and the determination of their eligibility for investment under the blue sky laws of such jurisdictions as the Representatives designate and will continue such qualifications in effect so long as required for the distribution of the Notes by the Underwriters, provided that the Company will not be required to qualify as a foreign corporation or to file a general consent to service of process or subject itself to taxation in any such state.

5.           Free Writing Prospectuses.

(a)         The Company represents and warrants to, and agrees with, each Underwriter that (i) the Company has not made, and will not make, any offer relating to the Notes that would constitute an Issuer Free Writing Prospectus without the prior consent of the Representatives (which consent being deemed to have been given with respect to (A) the Final Term Sheet prepared and filed pursuant to Section 4(a) hereof and (B) any other Issuer Free Writing Prospectus identified on Schedule II hereto); (ii) each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations on the date of first use, and the Company has complied with any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to Rule 433 of the Rules and Regulations; (iii) each Issuer Free Writing Prospectus will not, as of its issue date and through the time the Notes are delivered pursuant to Section 3 hereof, include any information that conflicts with the information contained in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus; and (iv) each Issuer Free Writing Prospectus, when considered together with the information contained in the most recent Preliminary Prospectus, did not, as of the Applicable Time, does not, as of the date hereof, and will not, as of the Closing Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b)         Each Underwriter represents and warrants to, and agrees with, the Company and each other Underwriter that it has not made, and will not make any offer relating to the Notes that would constitute a “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) required to be filed with the Commission, without the prior consent of the Company and the Representatives.

(c)         The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission.

6.           Conditions of Underwriters’ Obligations.  The obligations of the Underwriters hereunder are subject to the accuracy, as of the date hereof and the Closing Date (as if made at the Closing Date), of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a)         The Prospectus shall have been filed with the Commission in a timely fashion in accordance with Section 4(a) hereof; all filings (including, without limitation, the Final Term Sheet) required by Rule 424(b) or Rule 433 of the Rules and Regulations shall have been made within the time periods prescribed by such Rules, and no such filings will have been made without the consent of the Representatives (such consent not to be unreasonably withheld or delayed); no stop order suspending the effectiveness of the Registration Statement or any amendment or supplement thereto, preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus,  or suspending the qualification of the Notes for offering or sale in any jurisdiction shall have been issued; no proceedings for the issuance of any such order shall have been initiated or threatened pursuant to Section 8A of the Securities Act; no notice of objection of the Commission to use the Registration Statement or any post-effective amendment thereto shall have been received by the Company; and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been disclosed to the Representatives and complied with to the Representatives’ reasonable satisfaction.

(b)         The Representatives shall have received a letter, dated the date of this Agreement, from Ernst & Young LLP (“E&Y”) addressed to the Underwriters, confirming that they are independent public accountants within the meaning of the Securities Act and the applicable published rules and regulations thereunder (“Rules and Regulations”) and to the effect that:

(i)           in their opinion the financial statements and schedules examined by them and included or incorporated by reference in the most recent Preliminary Prospectus or the Prospectus, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the related published Rules and Regulations;

(ii)           on the basis of a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

(A)
at the date of the latest available balance sheet read by such accountants, and at a subsequent specified date not more than three business days prior to the date of this Agreement, there was any decrease in stockholders’ equity or change in the capital stock or any increase in short-term indebtedness or long-term debt of the Company and its consolidated subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated net current assets or total assets, as compared with amounts shown on the latest balance sheet included or incorporated by reference in the most recent Preliminary Prospectus or the Prospectus; or

(B)
for the period from the closing date of the latest income statement included or incorporated by reference in the most recent Preliminary Prospectus or the Prospectus to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year and with the period of corresponding length ended the date of the latest income statement included or incorporated by reference in the most recent Preliminary Prospectus or the Prospectus, in consolidated net sales, net operating income, the total or per share amounts of net earnings or in the ratio of earnings to fixed charges, or any increases or decreases, as the case may be, in other items specified by the Representatives;

(C)
except in all cases set forth in clauses (B) and (C) above for changes, increases or decreases which the most recent Preliminary Prospectus or the Prospectus discloses have occurred or may occur or which are described in such letter;

(iii)           the comparable financial information included or incorporated by reference in the most recent Preliminary Prospectus or the Prospectus give effect to assumptions made on a reasonable basis and present fairly the historical and proposed transactions contemplated hereby and by the most recent Preliminary Prospectus or the Prospectus, and nothing came to their attention that caused them to believe that the comparable financial information included or incorporated by reference in the most recent Preliminary Prospectus or the Prospectus has not been properly compiled and that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of the comparable financial information; and

(iv)           they have compared specified dollar amounts (or percentages derived from such dollar amounts), numerical data and other financial information contained in the most recent Preliminary Prospectus or the Prospectus (in each case to the extent that such dollar amounts, percentages, numerical data and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company’s accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages, numerical data and other financial information to be in agreement with such results except as otherwise specified in such letter.

(c)         The Representatives shall have received a letter, addressed to the Underwriters, dated the Closing Date, from E&Y which meets the requirements of subsection (b) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to the Closing Date for the purposes of this subsection.

(d)         Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries, taken as a whole, which, in the judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to proceed with completion of the offering or the sale of and payment for the Notes; (ii) any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Section 3(a)(62) of the Exchange Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of the Representatives, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Notes, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange or any setting of minimum prices for trading on such exchange; (v) any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by U.S. Federal or New York authorities; (vii) any major disruption of settlements of securities or clearance services in the United States; or (viii) any attack on the United States, outbreak or escalation of major hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the offering or sale of and payment for the Notes.

(e)         The Representatives shall have received from Davis Polk & Wardwell LLP, counsel for the Company, an opinion and 10b-5 letter, addressed to the Underwriters, dated the Closing Date substantially in the form of Exhibits B and C hereto, respectively.

(f)         The Representatives shall have received from Zenon P. Lankowsky, Assistant General Counsel and Secretary of the Company, an opinion, addressed to the Underwriters, dated the Closing Date substantially in the form of Exhibit D hereto.

(g)         The Representatives shall have received from Dewey & LeBoeuf LLP, counsel to the Underwriters, such opinion or opinions, addressed to the Underwriters, dated the Closing Date and in form and substance satisfactory to the Representatives, with respect to the Notes, Indenture, Registration Statement, Prospectus and Disclosure Package and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

(h)         The Representatives shall have received a certificate, dated the Closing Date, of the President or any Vice President and the principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that (i) the representations and warranties of the Company in this Agreement are true and correct, (ii) the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; (ii) no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for any such purpose have been initiated or threatened and (iii) subsequent to the dates of the most recent financial statements in the most recent Preliminary Prospectus and the Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries, taken as a whole, other than those set forth in or contemplated by the most recent Preliminary Prospectus and the Prospectus or as described in such certificate.

The Company will furnish the Underwriters with such conformed copies of such opinions, certificates, letters and documents as the Underwriters reasonably request. The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder.

7.           Indemnification and Contribution.

(a)         The Company will indemnify and hold harmless each Underwriter, its partners, members, directors and officers and affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability (or any action in respect thereof), joint or several, to which such Underwriter or such person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage or liability (or action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or the Disclosure Package, each as amended or supplemented, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any Preliminary Prospectus, Free Writing Prospectus, the Prospectus and the Disclosure Package, in the light of the circumstances under which they were made) not misleading, and will reimburse each Underwriter for any legal or other expenses as reasonably incurred by such Underwriter in connection with investigating, preparing to defend or defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action, notwithstanding the possibility that payments for such expenses might later be held to be improper, in which case such payments will be promptly refunded; provided, however, that the Company will not be liable under this Section 7(a) in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein (which information is specified in Section 12 hereof).  The foregoing indemnity agreement shall not inure to the benefit of any Underwriter if (i) such loss, claim, damage or liability (or action in respect thereof) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, (ii) the Company informed the Representatives of such untrue statement or alleged untrue statement or omission or alleged omission prior to the Applicable Time, (iii) such untrue statement or alleged untrue statement or omission or alleged omission was corrected in an amended or supplemented Preliminary Prospectus (or, where permitted by law, an Issuer Free Writing Prospectus) and such corrected Preliminary Prospectus (or Issuer Free Writing Prospectus) was provided to the Underwriters such that the Underwriters had a reasonably sufficient amount of time prior to the Applicable Time to deliver such corrected Preliminary Prospectus (or Issuer Free Writing Prospectus) to the persons to whom the Underwriters are selling the Notes, (iv) the timely delivery of such corrected Preliminary Prospectus (or Issuer Free Writing Prospectus) to such person prior to the Applicable Time would have constituted a complete defense to the losses, claims, damages and liabilities asserted by such person and (v) such corrected Preliminary Prospectus (or Issuer Free Writing Prospectus) was not sent or given by or on behalf of such Underwriter to such person prior to the Applicable Time.

(b)         Each Underwriter severally, but not jointly, will indemnify and hold harmless the Company, its directors, officers and affiliates and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act against any loss, claim, damage or liability (or any action in respect thereof) to which the Company or such person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage or liability (or action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, the Disclosure Package, each as amended or supplemented, or any Issuer Free Writing Prospectus, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating, preparing to defend or defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action notwithstanding the possibility that payments for such expenses might later be held to be improper, in which case such payments will be promptly refunded; provided, however, that such indemnification or reimbursement will be available in each such case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives, specifically for use therein (which information is specified in Section 12 hereof).

(c)         Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above, except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above.  In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)         If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then the indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Underwriters from the Company under this Agreement.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d).  Notwithstanding the provisions of this subsection (d), the Underwriters shall not be required to contribute any amount in excess of the amount by which the total price at which the Notes purchased by it were resold exceeds the amount of any damages which the Underwriters has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e)         The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Securities Act or the Exchange Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company and to each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act.

8.           Substitution of Underwriters.  If any Underwriter or Underwriters default in their obligations to purchase Notes hereunder and the aggregate principal amount of the Notes that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of the Notes, the Representatives may make arrangements satisfactory to the Company for the purchase of such Notes by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments, hereunder, to purchase the Notes that such defaulting Underwriter or Underwriters agreed but failed to purchase.  If any Underwriter or Underwriters so default and the aggregate principal amount of the Notes with respect to which such default or defaults occur exceeds 10% of the total principal amount of the Notes and arrangements satisfactory to the Representatives and the Company for the purchase of such Notes by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 7.  As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section.  Nothing herein will relieve a defaulting Underwriter from liability for its default.

9.           Termination.  Until the Closing Date, this Agreement may be terminated by the Representatives on behalf of the Underwriters by giving notice as hereinafter provided to the Company if (i) the Company will have failed, refused or been unable, at or prior to the Closing Date, to perform any agreement on its part to be performed hereunder, (ii) any of the events described in Sections 6(d) of this Agreement, shall have occurred, or (iii) any other condition to the Underwriters’ obligations hereunder is not fulfilled.  Any termination of this Agreement pursuant to this Section 9 will be without liability on the part of the Company or any Underwriter, except as otherwise provided in Sections 4(e) and 7 hereof.

Any notice referred to above may be given at the address specified in Section 11 of this Agreement in writing or by telegraph or telephone, and if by telegraph or telephone, will be immediately confirmed in writing.

10.           Survival of Certain Provisions.  The agreements contained in Section 7 of this Agreement and the representations, warranties and agreements of the Company contained in Sections 1 and 4 of this Agreement will survive the delivery of the Notes to the Underwriters hereunder and will remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

11.           Notices.  Except as otherwise provided in the Agreement, (a) whenever notice is required by the provisions of this Agreement to be given to the Company, such notice will be in writing by mail, telex or facsimile transmission addressed to the Company at One CVS Drive, Woonsocket, Rhode Island 02895, facsimile number (401) 765-7887, Attention: General Counsel, and (b) whenever notice is required by the provisions of this Agreement to be given to the several Underwriters, such notice will be in writing by mail, telex or facsimile transmission addressed to the Representatives in care of Barclays Capital Inc., 745 Seventh Ave, New York, New York  10019, facsimile number (646) 834-8133, Attention:  Syndicate Registration.  The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by Barclays Capital Inc., on behalf of the Representatives.

12.           Information Furnished by Underwriters.  The Underwriters severally confirm that the names of each of the Underwriters under the caption “Underwriting” in the most recent Preliminary Prospectus and the Prospectus, the concession and reallowance figures appearing in the third paragraph under the caption “Underwriting” in the most recent Preliminary Prospectus and the Prospectus, and the statements in the first two paragraphs of the subsection entitled “Price Stabilization, Short Positions and Penalty Bids” and the first paragraph of the subsection entitled “Electronic Distributions” under the caption “Underwriting” in the most recent Preliminary Prospectus and the Prospectus, constitute the only written information furnished to the Company by the Representatives on behalf of the Underwriters, referred to in Sections  1(e), 1(f), 1(g), 7(a) and 7(b) of this Agreement.

13.           Nature of Relationship.  The Company acknowledges and agrees that in connection with the offering and the sale of the Notes or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters:  (i) no fiduciary or agency relationship between the Company and any other person, on the one hand, and the Underwriters, on the other hand, exists; (ii) the Underwriters are not acting as advisors, experts or otherwise, to the Company, including, without limitation, with respect to the determination of the public offering price of the Notes, and such relationship between the Company, on the one hand, and the Underwriters, on the other hand, is entirely and solely a commercial relationship, based on arms-length negotiations; (iii) any duties and obligations that the Underwriters may have to the Company shall be limited to those duties and obligations specifically stated herein; and (iv) the Underwriters and their respective affiliates may have interests that differ from those of the Company.  The Company hereby waives any claims that the Company may have against the Underwriters with respect to any breach of fiduciary duty in connection with this offering.

14.           Parties.  This Agreement will inure to the benefit of and be binding upon the several Underwriters, the Company and their respective successors.  This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except as specifically provided in Section 7 of this Agreement.  Nothing in this Agreement will be construed to give any person, other than the persons referred to in this paragraph, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

15.           Definition of “Business Day”.  For purposes of this Agreement, “Business Day” means any day on which the New York Stock Exchange is open for trading, other than any day on which commercial banks are authorized or required to be closed in New York City.

16.           Governing Law.  This Agreement will be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws.

17.           Headings.  The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

18.           Counterparts.  This Agreement may be signed in one or more counterparts, each of which will constitute an original and all of which together will constitute one and the same agreement.

Please confirm, by signing and returning to us two counterparts of this Agreement, that the foregoing correctly sets forth the Agreement between the Company and the several Underwriters.

Very truly yours,

CVS Caremark Corporation

By:	/s/ Carol A. DeNale
	Name:	Carol A. DeNale
	Title:	Senior Vice President & Treasurer

Signature Page to Underwriting Agreement

Confirmed and accepted as of

the date first above mentioned

Barclays Capital Inc.

By:	/s/ Barbara Mariniello
	Name:	Barbara Mariniello
	Title:	Managing Director

J.P. Morgan Securities LLC

By:	/s/ Robert Bottamedi
	Name:	Robert Bottamedi
	Title:	Vice President

BNY Mellon Capital Markets, LLC

By:	/s/ Phil Benedict
	Name:	Phil Benedict
	Title:	Vice President

Merrill Lynch, Pierce, Fenner & Smith Incorporated
By:	/s/ Doug Fink
	Name:	Doug Fink
	Title:	Managing Director

Wells Fargo Securities, LLC

By:	/s/ Carolyn Hurley
	Name:	Carolyn Hurley
	Title:	Director

As Representatives and on behalf of the several Underwriters named in Schedule I hereto

Signature Page to Underwriting Agreement

SCHEDULE I

Underwriters	Principal Amount of the 2021 Notes to be purchased	Principal Amount of the 2041 Notes to be purchased
Barclays Capital Inc.	$75,625,000	$130,625,000
J.P. Morgan Securities LLC	$75,625,000	$130,625,000
BNY Mellon Capital Markets, LLC	$75,625,000	$130,625,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$75,625,000	$130,625,000
Wells Fargo Securities, LLC	$75,625,000	$130,625,000

Deutsche Bank Securities Inc.	$23,375,000	$40,375,000
Morgan Stanley & Co. Incorporated	$23,375,000	$40,375,000
RBS Securities Inc.	$23,375,000	$40,375,000
SunTrust Robinson Humphrey, Inc.	$23,375,000	$40,375,000
U.S. Bancorp Investments, Inc.	$23,375,000	$40,375,000

Fifth Third Securities, Inc.	$11,000,000	$19,000,000
KeyBanc Capital Markets Inc.	$11,000,000	$19,000,000
Mizhuo Securities USA, Inc.	$11,000,000	$19,000,000
RBC Capital Markets, LLC	$11,000,000	$19,000,000
SMBC Nikko Capital Markets Limited	$11,000,000	$19,000,000

Total	$550,000,000	$950,000,000

SCHEDULE II

ISSUER FREE WRITING PROSPECTUSES

•	Final Term Sheet, dated May 9, 2011, relating to the Notes, as filed pursuant to Rule 433 under the Securities Act and attached as Schedule III hereto.

SCHEDULE III

FINAL TERM SHEET
Dated May 9, 2011

CVS CAREMARK CORPORATION

Issuer:	CVS Caremark Corporation (“CVS Caremark”)

Description of Securities:	$550,000,000 4.125% Senior Notes due May 15, 2021 (“2021 Notes”)
$950,000,000 5.750% Senior Notes due May 15, 2041 (“2041 Notes”)

Security Type:	Senior Notes

Legal Format:	SEC Registered (Registration No. 333-165672)

Settlement Date:	May 12, 2011 (T+3)

Maturity Date:	May 15, 2021
May 15, 2041

Issue Price:	2021 Notes: 98.684% of principal amount
2041 Notes: 98.329% of principal amount

Coupon:	2021 Notes: 4.125%
2041 Notes: 5.750%

Benchmark Treasury:	2021 Notes: 3.625% UST due February 15, 2021
2041 Notes: 4.125% UST due November 15, 2041

Benchmark Treasury Strike:	2021 Notes: 104-02;3.138%
2041 Notes: 98-27+; 4.319%

Spread to Benchmark Treasury:	2021 Notes: +115 basis points (1.150%)
2041 Notes: +155 basis points (1.550%)

Yield to Maturity	2021 Notes: 4.288%
2041 Notes: 5.869%

Interest Payment Dates:	Semi-annually on May 15 and November 15, commencing on November 15, 2011

Change of Control:
Upon the occurrence of both (i) a change of control of CVS Caremark and (ii) a downgrade of the notes below an investment grade rating by each of Fitch Ratings, Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Services within a specified period, CVS Caremark will be required to make an offer to purchase the notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest to the date of repurchase.  See “Description of the Notes – Change of Control” on page S-14 of the Preliminary Prospectus Supplement dated May 9, 2011.

Redemption Provisions:
2021 Notes: Prior to three months before the maturity date, make-whole call at any time at the greater of 100% or discounted present value at Treasury Yield plus 20 basis points. Thereafter, redeemable at 100%.

2041 Notes: Prior to six months before the maturity date, make-whole call at any time at the greater of 100% or discounted present value at Treasury Yield plus 25 basis points.  Thereafter, redeemable at 100%.

Denominations:	$2,000 and integral multiples of $1,000 thereof

Use of Proceeds:	For general corporate purposes, including the repayment of certain corporate debt. See “Use of Proceeds” on page S-7 of the Preliminary Prospectus Supplement dated May 9, 2011.
Underwriting Discounts and Commissions:	2021 Notes: 0.650%
2041 Notes: 0.875%

Joint Book-Running Managers:	Barclays Capital Inc.
J.P. Morgan Securities LLC
BNY Mellon Capital Markets, LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Wells Fargo Securities, LLC

CUSIP Number:	2021 Notes: 126650 BW9
2041 Notes: 126650 BX7

Ratings*:	[Intentionally Omitted]

*Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC) for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement, and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, you may obtain a copy of the prospectus from Barclays Capital Inc. by calling toll-free 1-888-603-5847.

EXHIBIT A

SIGNIFICANT SUBSIDIARIES

As used in the Underwriting Agreement, the “Significant Subsidiaries” of the Company are as follows:

Name	Jurisdiction of Incorporation	% Owned	Liens/Encumbrances
CVS Pharmacy, Inc.	Rhode Island	100%	None
Holiday CVS, L.L.C.	Florida	100%	None
Garfield Beach CVS, L.L.C.	California	100%	None
CVS Albany, L.L.C.	New York	100%	None
Caremark PhC, L.L.C.	Delaware	100%	None
Caremark Rx, L.L.C.	Delaware	100%	None
Caremark, L.L.C.	California	100%	None
CaremarkPCS Health, L.L.C.	Delaware	100%	None
CVS Caremark Part D Services, L.L.C.	Delaware	100%	None
SilverScript Insurance Company	Tennessee	100%	None
Longs Drug Stores California, L.L.C.	California	100%	None
RxAmerica, LLC	Delaware	100%	None
Accendo Insurance Company	Utah	100%	None

EXHIBIT B

May 12, 2011

Barclays Capital Inc.
J.P. Morgan Securities LLC
BNY Mellon Capital Markets, LLC
Merrill Lynch, Pierce, Fenner & Smith
Incorporated and
Wells Fargo Securities, LLC
As Representatives of the several Underwriters named in
Schedule I to the Underwriting Agreement referred to below

c/o Barclays Capital Inc.
745 Seventh Avenue
New York, New York  10019

Ladies and Gentlemen:

We have acted as special counsel for CVS Caremark Corporation, a Delaware corporation (the “Company”), in connection with the Underwriting Agreement dated May 9, 2011 (the “Underwriting Agreement”) with you and the other several Underwriters named in Schedule I thereto under which you and such other Underwriters have severally agreed to purchase from the Company $550,000,000 aggregate principal amount of its 4.125% Senior Notes due 2021 and $950,000,000 aggregate principal amount of its 5.750% Senior Notes due 2041 (collectively, the “Securities”).  The Securities are to be issued pursuant to the provisions of the Indenture dated as of August 15, 2006 (the “Indenture”) between the Company and The Bank of New York Trust Company, N.A., as trustee (the “Trustee”).  This opinion is furnished to you at the request of the Company pursuant to Section 6 of the Underwriting Agreement.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

We have participated in the preparation of the Company’s registration statement on Form S-3 (File No. 333-165672) (other than the documents incorporated by reference therein (the “Incorporated Documents”)) filed with the Securities and Exchange Commission (the “Commission”) pursuant to the provisions of the Securities Act of 1933, as amended (the “Act”), relating to the registration of securities (the “Shelf Securities”) to be issued from time to time by the Company, the preliminary prospectus supplement dated May 9, 2011 relating to the Securities, the free writing prospectus dated May 9, 2011 and the prospectus supplement dated May 9, 2011 relating to the Securities (the “Prospectus Supplement”), and have reviewed the Incorporated Documents.  The registration statement became effective under the Act and the Indenture qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), upon the filing of the registration statement with the Commission on March 24, 2010 pursuant to Rule 462(e). The registration statement at the date of the Underwriting Agreement, including the Incorporated Documents and the information deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430B under the Act, is hereinafter referred to as the “Registration Statement”, and the related prospectus (including the Incorporated Documents) dated March 24, 2010 relating to the Shelf Securities is hereinafter referred to as the “Basic Prospectus.”  The Basic Prospectus, as supplemented by the Prospectus Supplement, in the form first used to confirm sales of the Securities (or in the form first made available by the Company to the Underwriters to meet requests of purchasers of the Securities under Rule 173 under the Act), is hereinafter referred to as the “Prospectus.”

We have assumed the conformity of the documents filed with the Commission via the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”), except for required EDGAR formatting changes, to physical copies of the documents submitted for our examination.

Based upon the foregoing, we are of the opinion that:

1.           The Company is validly existing as a corporation in good standing under the laws of the State of Delaware, and the Company has corporate power and authority to issue the Securities, to enter into the Underwriting Agreement and to perform its obligations thereunder.

2.           The Indenture has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, provided that we express no opinion as to the enforceability of any waiver of rights under any usury or stay law.

3.           The Securities have been duly authorized by the Company and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to the Underwriting Agreement, will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, and will be entitled to the benefits of the Indenture pursuant to which such Securities are to be issued, provided that we express no opinion as to the enforceability of any waiver of rights under any usury or stay law.

4.           The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

5.           The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

6.           No consent, approval, authorization, or order of, or qualification with, any governmental body or agency under the laws of the State of New York or any federal law of the United States of America that in our experience is normally applicable to general business corporations in relation to transactions of the type contemplated by the Indenture, the Securities and the Underwriting Agreement (collectively, the “Documents”), or the General Corporation Law of the State of Delaware is required for the execution, delivery and performance by the Company of its obligations under the Documents, except such as may be required under federal or state securities or Blue Sky laws as to which we express no opinion.

We have considered the statements included in the Prospectus under the captions “Description of the Notes” and “Description of Debt Securities” insofar as they summarize provisions of the Indenture and the Securities and under the caption “Certain U.S. Federal Income Tax Considerations,” insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto.  In our opinion, such statements fairly summarize these matters referred to therein in all material respects.

In rendering the opinions in paragraphs (2) through (4) above, we have assumed that each party to the Documents has been duly incorporated and is validly existing and in good standing under the laws of the jurisdiction of its organization. In addition, we have assumed that (i) the execution, delivery and performance by each party thereto of each Document to which it is a party, (a) are within its corporate powers, (b) do not contravene, or constitute a default under, the certificate of incorporation or bylaws or other constitutive documents of such party, (c) require no action by or in respect of, or filing with, any governmental body, agency or official and (d) do not contravene, or constitute a default under, any provision of applicable law or regulation or any judgment, injunction, order or decree or any agreement or other instrument binding upon such party, provided that we make no such assumption to the extent that we have specifically opined as to such matters with respect to the Company, and (ii) each Document (other than the Underwriting Agreement) is a valid, binding and enforceable agreement of each party thereto, other than as expressly covered above in respect of the Company.

We are members of the Bar of the State of New York, and the foregoing opinion is limited to the laws of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware, except that we express no opinion as to any law, rule or regulation that is applicable to the Company, the Documents or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to any of the Documents or any of its affiliates due to the specific assets or business of such party or such affiliate.

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This opinion is rendered solely to you and the other several Underwriters in connection with the Underwriting Agreement.  This opinion may not be relied upon by you for any other purpose or relied upon by any other person (including any person acquiring Securities from the several Underwriters) or furnished to any other person without our prior written consent.

Very truly yours,

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EXHIBIT C

May 12, 2011

Barclays Capital Inc.
J.P. Morgan Securities LLC
BNY Mellon Capital Markets, LLC
Merrill Lynch, Pierce, Fenner & Smith
Incorporated and
Wells Fargo Securities, LLC
As Representatives of the several Underwriters named in
Schedule I to the Underwriting Agreement referred to below

c/o Barclays Capital Inc.
745 Seventh Avenue
New York, New York  10019

Ladies and Gentlemen:

We have acted as special counsel for CVS Caremark Corporation, a Delaware corporation (the “Company”), in connection with the Underwriting Agreement dated May 9, 2011 (the “Underwriting Agreement”) with you and the other several Underwriters named in Schedule I thereto under which you and such other Underwriters have severally agreed to purchase from the Company $550,000,000 aggregate principal amount of its 4.125% Senior Notes due 2021 and $950,000,000 aggregate principal amount of its 5.750% Senior Notes due 2041 (collectively, the “Securities”).  The Securities are to be issued pursuant to the provisions of the Indenture dated as of August 15, 2006 (the “Indenture”) between the Company and The Bank of New York Trust Company, N.A., as trustee (the “Trustee”).  This letter is furnished to you at the request of the Company pursuant to Section 6 of the Underwriting Agreement.

We have participated in the preparation of the Company’s registration statement on Form S-3 (File No. 333-165672) (other than the documents incorporated by reference therein (the “Incorporated Documents”)) filed with the Securities and Exchange Commission (the “Commission”) pursuant to the provisions of the Securities Act of 1933, as amended (the “Act”), relating to the registration of securities (the “Shelf Securities”) to be issued from time to time by the Company, the preliminary prospectus supplement dated May 9, 2011 (the “Preliminary Prospectus Supplement”) relating to the Securities, the free writing prospectus dated May 9, 2011 and the prospectus supplement dated May 9, 2011 relating to the Securities (the “Prospectus Supplement”), and have reviewed the Incorporated Documents.  The registration statement at the date of the Underwriting Agreement, including the Incorporated Documents and the information deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430B under the Act, is hereinafter referred to as the “Registration Statement”, and the related prospectus (including the Incorporated Documents) dated March 24, 2010 relating to the Shelf Securities is hereinafter referred to as the “Basic Prospectus.”  The Basic Prospectus, as supplemented by the Preliminary Prospectus Supplement, together with the free writing prospectus set forth in Schedule III to the Underwriting Agreement for the Securities are hereinafter called the “Disclosure Package”.  The Basic Prospectus, as supplemented by the Prospectus Supplement, in the form first used to confirm sales of the Securities (or in the form first made available by the Company to the Underwriters to meet requests of purchasers of the Securities under Rule 173 under the Act), is hereinafter referred to as the “Prospectus.”

We have assumed the conformity of the documents filed with the Commission via the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”), except for required EDGAR formatting changes, to physical copies of the documents submitted for our examination.

The primary purpose of our professional engagement was not to establish or confirm factual matters or financial, accounting or quantitative information.  Furthermore, many determinations involved in the preparation of the Registration Statement, the Disclosure Package and the Prospectus are of a wholly or partially non-legal character or relate to legal matters outside the scope of our opinion separately delivered to you today in respect of certain matters under the laws of the State of New York, the federal laws of the United States of America and the

General Corporation Law of the State of Delaware.  As a result, we are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Disclosure Package and the Prospectus, and we have not ourselves checked the accuracy, completeness or fairness of, or otherwise verified, the information furnished in such documents (except to the extent expressly set forth in our opinion letter separately delivered to you today as to statements included in the Prospectus under the captions “Description of the Notes,” “Description of Debt Securities” and “Certain U.S. Federal Income Tax Considerations”).  However, in the course of our acting as counsel to the Company in connection with the preparation of the Registration Statement, the Disclosure Package and the Prospectus, we have generally reviewed and discussed with your representatives and your counsel and with certain officers and employees of, and independent public accountants for, the Company the information furnished, whether or not subject to our check and verification.  We have also reviewed and relied upon certain corporate records and documents, letters from counsel and accountants and oral and written statements of officers and other representatives of the Company and others as to the existence and consequence of certain factual and other matters.

On the basis of the information gained in the course of the performance of the services rendered above, but without independent check or verification except as stated above:

(i) the Registration Statement and the Prospectus appear on their face to be appropriately responsive in all material respects to the requirements of the Act and the applicable rules and regulations of the Commission thereunder; and

(ii) nothing has come to our attention that causes us to believe that, insofar as relevant to the offering of the Securities:

(a) on the date of the Underwriting Agreement, the Registration Statement contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading,

(b) at 5:00 p.m., New York City time on May 9, 2011, the Disclosure Package contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or

(c) the Prospectus as of the date of the Underwriting Agreement or as of the date hereof contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

In providing this letter to you and the other several Underwriters, we have not been called to pass upon, and we express no view regarding, the financial statements or financial schedules or other financial or accounting data included in the Registration Statement, the Disclosure Package, the Prospectus, or the Statement of Eligibility of the Trustee on Form T-1.  In addition, we express no view as to the conveyance of the Disclosure Package or the information contained therein to investors.

This letter is delivered solely to you and the other several Underwriters in connection with the Underwriting Agreement.  This letter may not be relied upon by you for any other purpose or relied upon by any other person (including any person acquiring Securities from the several Underwriters) or furnished to any other person without our prior written consent.

Very truly yours,

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EXHIBIT D

May 12, 2011
Barclays Capital Inc.
J.P. Morgan Securities LLC
BNY Mellon Capital Markets, LLC
Merrill Lynch, Pierce, Fenner & Smith
Incorporated and
Wells Fargo Securities, LLC
As Representatives of the several Underwriters
named in Schedule I to the Underwriting Agreement referred to below

c/o Barclays Capital Inc.
745 Seventh Avenue
New York, New York  10019

Ladies and Gentlemen:

I am Assistant General Counsel and Secretary of CVS Caremark Corporation, a Delaware corporation (the “Company”), and have acted in such capacity in connection with the Underwriting Agreement dated May 9, 2011 (the “Underwriting Agreement”) between the Company and you, as Representatives of the several underwriters named in Schedule I thereto (the “Underwriters”), under which you and the other Underwriters have severally agreed to purchase from the Company $550,000,000 aggregate principal amount of its 4.125% Senior Notes due 2021 and $950,000,000 aggregate principal amount of its 5.750% Senior Notes due 2041 (collectively, the “Notes”).  The Notes are to be issued pursuant to the provisions of an Indenture dated as of August 15, 2006 (the “Indenture”) between the Company and The Bank of New York Trust Company, N.A., as Trustee.  Capitalized terms used herein and not otherwise defined herein have the meanings given to them in the Underwriting Agreement.

I have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments as I have deemed necessary for the purposes of rendering this opinion.  I have assumed the capacity of all natural persons and the genuineness of all signatures.

Based upon the foregoing, I am of the opinion that:

1.           The Company has been duly incorporated and is duly qualified to do business as a foreign corporation in good standing in all jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or in good standing would not have a Material Adverse Effect; each of the Company’s Significant Subsidiaries has been duly incorporated and is a validly existing corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Preliminary Prospectus and the Prospectus; and each Significant Subsidiary is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to be so qualified or in good standing would not have a Material Adverse Effect.

2.           Except as stated in Exhibit A of the Underwriting Agreement, all of the outstanding shares of capital stock of, or other ownership interests in, each of the Company’s Significant Subsidiaries have been duly and validly authorized and issued and are fully paid and non-assessable, and the shares of capital stock of each Significant Subsidiary owned by the Company, directly or through subsidiaries, are owned, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature.

3.           The execution, delivery and performance of the Indenture and the Underwriting Agreement and the consummation of the transactions therein contemplated have been duly authorized by all necessary corporate action on the part of the Company and do not and will not conflict with or result in a breach or violation of any of the terms and provisions of, and do not and will not constitute a default (or an event which with the giving of notice or the lapse of time or both would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any material assets or properties of the Company or any of its subsidiaries under, and neither the Company nor any of its subsidiaries is in violation of (A) the charter, by-laws or other organizational documents of the Company or any Significant Subsidiary, (B) to my knowledge, any statute, rule, regulation, order or decree of any governmental or regulatory agency or body or any court having jurisdiction over the Company or any subsidiary or any of their properties, assets or operations or (C) to my knowledge, any indenture, mortgage, loan or credit agreement, note, lease, permit, license or other agreement or instrument to which the Company or any subsidiary is a party or by which the Company or any subsidiary is bound or to which any of the properties, assets or operations of the Company or any subsidiary is subject, except, in the case of clauses (B) and (C), for such breaches or violations which would not have a Material Adverse Effect.

4.           Except as described or incorporated by reference in the Preliminary Prospectus and the Prospectus, there are no pending actions, suits or proceedings against the Company, any of its subsidiaries or any of their respective properties, assets or operations that would have a Material Adverse Effect, or could materially and adversely affect the ability of the Company to perform its obligations under the Underwriting Agreement, the Indenture or the Notes and no such actions, suits or proceedings are, to my knowledge, threatened.

I am a member of the Bar of the Commonwealth of Massachusetts and the foregoing opinion is limited to the laws of the Commonwealth of Massachusetts, the federal laws of the United States of America and the General Corporation Law of the State of Delaware.

This opinion is rendered solely to you in connection with the above matter at the request of the Company.  This opinion may not be relied upon by you for any other purpose or relied upon by or furnished to any other person without our prior written consent.

Very truly yours,

Zenon P. Lankowsky
Assistant General Counsel and Secretary

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